Exhibit 10.1
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of                      ___, 20___, between Irvine Sensors Corporation, a Delaware corporation (the “Company”) and                     , a                      (the “Joining Party”).
WHEREAS, the Company and certain other purchasers are parties to a Securities Purchase Agreement, dated as of December 23, 2010 (the “Purchase Agreement”);
WHEREAS, Section 3.4 of the Purchase Agreement provides that the Company shall enter into a joinder agreement with each Bridge Note Holder who elects the Bridge Note Conversion;
WHEREAS, the Joining Party wishes to join and become a party to the Purchase Agreement, and the Company is willing to permit the Joining Party to become a party thereto, all on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, this Agreement is a joinder agreement and as such is delivered pursuant to and conforms to the requirements of Section 3.4 of the Purchase Agreement;
NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
1. Definitions.
Capitalized terms used and not otherwise defined in this Agreement have the meanings attributed to such terms in the Purchase Agreement.
2. Joinder; Purchase of Common Stock and Notes.
The Joining Party hereby joins and becomes a party to, and the Company hereby accepts the Joining Party as a party to, the Purchase Agreement. The Company and the Joining Party each acknowledge that the terms “Bridge Note Holder” and “Purchaser”, each as defined in the Purchase Agreement, includes the Joining Party and that the rights and obligations of the Joining Party as a Bridge Note Holder and Purchaser are set forth in the Purchase Agreement. The Joining Party further agrees its Bridge Note, in a principal amount of $                    , together with accrued interest thereon of $                     through                     , 20___, will be extinguished and will convert into $                     aggregate principal amount of Notes and                      shares of Common Stock.

3. Acknowledgment and Ratification.
The Joining Party acknowledges that it has received a copy of the Purchase Agreement. The Joining Party hereby ratifies all past actions of the Purchasers pursuant to the Purchase Agreement.
4. Representations and Warranties.
The Joining Party hereby represents and warrants to the Company that the statements in Section 4 of the Purchase Agreement are true and complete as of the date of this Joinder Agreement
5. Bridge Financing Obligations
The Joining Party acknowledges and agrees that this Joinder Agreement, and the transactions contemplated by the Purchase Agreement to which the Joining Party has joined, satisfies all obligations of the Company under the Bridge Financing (as that term is defined in the Purchase Agreement).
6. Notice.
For purposes of Section 8.04 of the Purchase Agreement, the Joining Party’s address and facsimile number are:

Address:

Attention:
Facsimile:

7. Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
8. Counterparts.
This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Joinder Agreement may be executed by facsimile or other electronic signature.
* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above stated.

IRVINE SENSORS CORPORATION
By:
Name:
Title:

[NAME OF JOINING PARTY]
By:
Name:
Title: